Exhibit 10.1

                     MASTER  PROGRAMMING  SERVICES  AGREEMENT

     This Master Programming Services Agreement ("MPSA") is entered into as of the Effective Date set forth below by and between EchoStar Satellite Corporation ("ESC") and the Operator identified below. The terms and conditions of this MPSA shall apply to any Addendum or amendment entered into between ESC and Operator for programming services, including, but not limited to the following:

          Addendum  A   Analog  Programming  Services  Agreement
          Addendum  B   Digital  Programming  Services  Agreement
          Addendum  C   Reserved
          Addendum  D   Ancillary  Services  Agreement

"Effective  Date:"  ______________  _________,  __________ (To be completed upon execution)
                               (Month)  (Day)  (Year)

"ESC:"         EchoStar  Satellite  Corporation,  a  Colorado  corporation
               5701  South  Santa  Fe  Drive
               Littleton,  Colorado  80120
               Fax:  (303)  723-3888
               Sales:  (800)  367-3193
               Customer  Service:  (800)  445-6164
               Send  notices  to  attention of Vice President, Commercial Sales.

"Operator:" ________________________________________________________ [legal name of  entity],

               a  _________________________________________________________
[state  of  formation  &  type  of  entity]
               [such as "California corporation," "Arizona limited partnership," "Texas partnership," or "sole proprietorship"]


               d/b/a  ___________________________________________________  [name under  which  business  is  operated]

               Mailing  address  for  invoices  &  notices:
________________________________________________


________________________________________________________________________________

               Address for courier delivery: [ ]same [ ] other:________________________________________


________________________________________________________________________________

               Fax:  (__________)______________________  Telephone:
(___________)___________________

               Send  notices  to  attention  of
__________________________________________________________

"Deposit:"  _______________________________

          In witness whereof, the Parties have caused this MPSA to be executed as of the Effective Date.

ECHOSTAR  SATELLITE  CORPORATION
OPERATOR

By:___________________________________________
By:____________________________________________
          (authorized  signature)
(authorized  signature)

Printed  Name:__________________________________
Printed  Name:___________________________________

Title:_________________________________________
Title:___________________________________________
                                                      Master  Programming
Services  Agreement
                                                        EchoStar Proprietary and
Confidential
                                                                     Page  1  of
10
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Initial:  ESC______  Operator______

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                               TERMS  AND  CONDITIONS

     1. DEFINITIONS. In addition to the definitions set forth in an applicable Addendum, the following terms are defined as set forth below:

     "Addendum" means an Addendum entered into by and between ESC and Operator and incorporated herein by reference such as an Addendum to purchase analog (Addendum 1) or Digital (Addendum 2) services.
            "Affiliate" means a company or entity controlling, controlled by, or under common control with another company or entity.
     "Commercial Establishment" means a commercial facility that is not an "MDU" (defined below), including, but not limited to: (i) public viewing areas of hospitality facilities (such as bars, restaurants, clubs, casinos, and lounges) and business units (such as health clubs, shopping malls, showrooms, retail stores, museums, libraries, barber shops, salons, and arcades); and (ii) private offices and buildings of attorneys, doctors, dentists and other businesses.
     "Commercial System" means a SMATV, MMDS or 18 GHz multi-channel audio/video/interactive services distribution system owned or managed by Operator serving a Commercial Establishment.
     "ESC Programming" means any video, audio or interactive programming services delivered to Operator pursuant to this MPSA.
     "Force Majeure" means any labor dispute, fire, flood, earthquake, riot, legal enactment, governmental regulation, Act of God, equipment failure, cable cut, any problem associated with the construction, use or operation of satellite(s), transponder(s) or related systems such as uplink facilities or equipment, interference from other communications systems, degradation or interruption of protection systems, the failure of a Programmer to make its programming available, any problem associated with any scrambling/descrambling equipment or any other equipment owned or maintained by ESC or others, action or order of any judicial, legislative, governmental or quasi-governmental authority, or any cause beyond a Party's reasonable control.

     "MDU" means a multi-unit residential community or other place of accommodation, including but not limited to planned unit developments, condominium and apartment buildings or complexes, duplexes, fourplexes, hotels, motels, inns, dormitories, hospitals, nursing homes, prisons, truckstops, marinas, RV parks and ships in U.S. waters.
     "MDU System" means a SMATV, MMDS or 18 GHz multi-channel audio/video/interactive services distribution system owned or managed by Operator, which serves an MDU.
          "MMDS" means multi channel multi point distribution systems. "MPSA" means this Master Programming Services Agreement and any Addendum(a)
and the Schedules thereto, or amendment entered into by ESC and Operator. "Operating Area" of a System means that geographic area within the Territory where Operator is authorized by governmental authority to appropriate operate an audio/video/interactive services system and is, in fact, distribution operating an audio/video/interactive services distribution system (or, if a government franchise or license is not required for the distribution of television services in a particular geographic area in the Territory, then the Operating Area of a System means that geographic area where the System is legally operating regardless of the presence or absence of a franchise or license).
          "Parties" shall mean EchoStar Satellite Corporation and Operator. "Programming Service Rates" means those rates charged to Operator for
ESC
Programming.

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          "Public  Viewing  Areas"  means  the  public  viewing  areas  of  the hospitality  facilities  and
business units described in the definition of Commercial Establishment, the lobbies, reception areas and waiting areas of private professional offices and buildings, and the community viewing areas of MDUs.
          "SFH System" means a SMATV, MMDS or 18 GHz multi-channel audio/video/interactive services distribution system owned or managed by Operator, which serves single family residential homes ("SFHs").
          "SMATV"  means  satellite  master  antenna  systems.
          "Subscriber" means, for purposes of this MPSA only, each of the following: (i) for an SFH System, each residential household that receives any video programming service from Operator, (ii) for an MDU System, each individual dwelling unit that receives any video programming service from Operator, (iii) for a Commercial System, each television and other viewing unit in each Commercial Establishment, and (iv) for a Public Viewing Area that receives ESC Programming and is located within an MDU System or Commercial System, the maximum number of occupants as defined by the fire marshal's, or other regulatory authority's, occupancy limits. In addition, each of the following will be deemed to be a Subscriber: (a) each guest room, as well as each television and other viewing unit located outside a guest room, in a hotel, motel, inn, ship in U.S. waters or similar place of accommodation serviced by an MDU System, (b) each patient/resident room, as well as each additional television and other viewing unit, in a hospital or nursing home serviced by an MDU System, and (c) each television and other viewing unit in a prison or truckstop serviced by an MDU System. In any event, the term Subscriber will not include any connection not authorized pursuant to this MPSA.
            "System"  means  a Commercial System, an MDU System or an SFH System
     (i) that is located in the Territory, (ii) which receives and distributes ESC Programming to its Subscribers via a set of closed transmission paths, and
(iii) for which Operator has fully completed, executed and submitted to ESC, and ESC has approved in its sole discretion, the appropriate property profile ("Profile"). "Term" means the duration of any Addendum(a) or any other agreement subject to this MPSA, unless separately defined in such Addendum or other agreement. "Territory" means the United States, its commonwealths, territories and possessions.

     2. ESC SERVICES. ESC agrees to offer those services, equipment and ESC Programming as set forth in an applicable Addendum, all of which shall be subject to the terms and conditions of this MPSA, and such Addendum(a) are incorporated by reference as if fully set forth herein. ESC may also offer certain additional services including equipment, support in marketing and distributing ESC Programming, or billing, financial, subscriber, technical and related services, all as determined by ESC and as agreed upon pursuant to a separate agreement ("Ancillary Services"). Operator will cooperate in ESC's performance of requested Ancillary Services, including providing ESC with timely access to Operator's facilities, data, information and personnel. Operator will be responsible for payment to ESC for such Ancillary Services and for the performance of its employees and agents and for the accuracy and completeness of all data and information provided to ESC. All Ancillary Services are subject to this MPSA.

     3. COMPLIANCE WITH LEGAL REQUIREMENTS. Operator covenants and agrees that throughout the Term and at its expense: (a) it will comply with any and all local, state or federal laws, rules, regulations, licensing requirements, franchises or valid orders of an administrative agency or court of competent jurisdiction ("Legal Requirements") applicable to Operator, its business and its employees and agents in connection with the performance of its obligations under this MPSA; and (b) it will obtain and maintain all permits, licenses, permissions, rights (including rights of entry with the property owner to install and maintain Systems) which may be required under any applicable Legal Requirements or otherwise for the performance of its obligations pursuant to this MPSA; (c) Operator will file and pay all required
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federal, state or local sales, use, excise, property or other taxes as specified in an applicable Addendum(a) or otherwise required; (d) Operator will comply at all times with the terms and conditions of this MPSA and any Addendum including without limitation the Business Rules attached thereto. Failure to adhere to any Business Rules may result in disciplinary action up to and including termination and any other remedy provided in this MPSA.

      4.  REPRESENTATIONS  AND  WARRANTIES.

     (a) Operator represents and warrants that its execution of this MPSA and the performance of its obligations under this MPSA has been properly authorized by all necessary corporate, partnership or other action, and does not and will not violate any Legal Requirements applicable to it or result in a breach of or default under any other agreement binding upon such Party. Operator represents and warrants that it is current as of the Effective Date in all payments and financial or other obligations due and owed to any Programmer whose programming it will carry under this MPSA.

     (b) Operator represents that (i) it is a valid and existing entity in compliance with all laws and regulations related to maintenance of its corporate or other business status; (ii) it is not currently insolvent; (iii) it is not violating any federal, state or local law or regulation; (iv) it has never engaged in any of the acts prohibited under this MPSA; (v) it is not dependent upon ESC or its Affiliates for a major part of Operator's business and that Operator could sell other products or services that compete with Echostar products or services.

     5. NOTICES. All notices and communications given hereunder will be in writing, will be properly addressed and will be deemed given only as follows or in such other manner as may be mutually agreed upon by the Parties in writing:
(i) if personally delivered, upon receipt or refusal of delivery, or (ii) if mailed by certified mail, return receipt requested, or registered mail, upon receipt or refusal of delivery, or (iii) if sent by facsimile, upon independent electronic acknowledgement of receipt, or (iv) if sent by reputable overnight delivery service, on the next business day following delivery to such service. Until notice to the contrary is given in accordance with this Section, the Parties' notice information is as listed on the first page of this MPSA.

      6.  EQUIPMENT  PURCHASES.

     (a) Purchase Orders. In the event that Operator desires to purchase any Commercial Systems, MDU Systems or other equipment from ESC, or any Affiliate of ESC, Operator shall order such products by written Equipment Order Form in the form attached to the applicable Addendum. An Equipment Order Form shall be a binding commitment by Operator. Any failure to confirm an Equipment Order Form shall not be deemed acceptance by ESC. Order Forms of Operator shall state only the: (i) identity of goods; (ii) quantity of goods; (iii) purchase price of goods; and (iv) requested ship date of goods. Any additional terms stated in an Equipment Order Form shall not be binding upon ESC unless expressly agreed to in writing by ESC. In no event shall ESC be liable for any delay, or failure to fulfill, any Equipment Order Form (or any portion thereof), regardless of the cause of such delay or failure. In the event of any conflict between the terms of an Equipment Order Form and the terms of this Addendum, the terms of this Addendum shall prevail. Operator agrees that ESC has no obligation to re-purchase MDU Systems or equipment back from Operator at any time for any reason.
     (b) Use Within Territory. Operator agrees that it shall only use ESC equipment in the Territory. Operator represents and warrants that it will not directly or indirectly arrange for or participate in the export or sale of ESC equipment or MDU Systems, in whole or in part, outside of the Territory, and agrees to take all reasonable and adequate steps to prevent the export or sale of such equipment or MDU Systems outside of the Territory.


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     7. BREACH; TERMINATION, AND BANKRUPTCY. (a) Either Party may terminate this
MPSA,  or  an  Addendum  that is subject to this MPSA: (i) effective upon thirty
(30) days written notice to the other Party following a material non- monetary breach of such Addendum, by the other Party, if the breach remains uncured at the end of such thirty (30) days. For a monetary breach, such time period shall be ten (10) days, provided, however, that if Operator fails to make full and timely payment in accordance with the terms of any applicable Addendum on 2 or more occasions in any 12 month period, then Operator will not be entitled to any prior notice or opportunity to cure in connection with any further payment failures for 12 consecutive months thereafter and ESC may take any action permitted under this MPSA with or without further notice to Operator; (ii) effective immediately upon the filing of a petition in bankruptcy or for reorganization by or against the other Party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the other Party's property, if such order of appointment is not vacated within 30 days; or (iii) effective immediately upon the assignment by the other Party of an Addendum subject to this MPSA contrary to its provisions. Upon termination, the terminating party may suspend performance under the terminated Addendum. If Operator fails to cure a material breach of this MPSA or an Addendum within the time periods set forth above, then in addition to terminating the Addendum that is the subject of the breach, ESC may terminate any other Addendum(a) between ESC and Operator or ESC may terminate this MPSA in its sole discretion. Further, ESC shall have the right, in it sole discretion, to terminate the specific System(s) which is or are the subject of the breach without terminating the subject Addendum and in such event the subject Addendum shall remain in full force and effect and ESC may pursue its legal remedies with regard to the System(s) which is or are the subject of the breach. Additionally, if Operator ceases to provide ESC Programming to Subscribers in breach of an applicable Addendum, and fails to cure such breach within thirty (30) days after receiving written notice from ESC, ESC shall have the right, but not the obligation, to provide ESC Programming directly to such Subscribers and Operator agrees to assign all necessary rights and authorizations to provide such Programming to ESC, to the extent such rights are assignable by Operator. Termination under the foregoing provisions will not limit or abridge any other rights or remedies that either Party may have as a result of the other Party's breach. Termination of this MPSA shall constitute termination of all Addendum (a) subject to this MPSA.
     (b) ESC may terminate this MPSA or an Addendum upon thirty (30) days written notice to Operator due to any legislation, regulation or court order that (i) materially alters the terms and conditions governing Operator's delivery of Programming to Subscribers; (ii) in ESC's judgment, materially and adversely affects ESC; or (iii) characterizes and regulates ESC's delivery of ESC Programming signals as common carriage in a way that supersedes or materially alters this MPSA.

     (c) In the event the Operator files for protection from its creditors pursuant to Title 11 of the United States Bankruptcy Code (or in the event an involuntary action is filed against Operator) or any other similar federal or state law providing for protection from creditors (a "Proceeding"), then the Operator unconditionally and irrevocably agrees that ESC shall immediately be entitled to relief from the automatic stay to take such action(s) as may be appropriate and otherwise exercise its rights and remedies without any delay whatsoever and further, that the Operator unconditionally waives and releases any rights or remedies (including any rights under Sections 105 and 362 of the Bankruptcy Code) to otherwise delay or impede ESC in its efforts to enforce the terms and provisions of this MPSA; and any bankruptcy or similar Proceeding in which the Operator rejects or otherwise fails to honor the foregoing MPSA shall per se be deemed to have been commenced in bad faith so as to frustrate the exercise of ESC's rights and remedies. Operator agrees and covenants that it shall file such papers as may be necessary to either assume, assume and assign or reject this MPSA within thirty (30) business days from the filing date or initiation of a Proceeding. Notwithstanding the foregoing, in the event a Proceeding is filed, the

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Operator  agrees  and covenants that all sums due and owing by the Operator from the filing date forward shall be paid promptly, that the Operator will use its best efforts to have ESC paid for all outstanding sums (i.e., critical vendor motion and similar actions) and the Operator will otherwise comply with all obligations hereunder. Operator additionally agrees that within thirty (30) days from the filing date or initiation of a Proceeding, all equipment provided by ESC to Operator for Operator's use shall be returned to ESC within ten (10) days of ESC's request. In the event of the filing of a Proceeding, Operator agrees to provide ESC with a payment of no less than two month's Programming fees as further security and adequate assurance of its ability to satisfy its future financial and other obligations under this MPSA.
     (d) ESC and Operator agree that if this MPSA or an Addendum terminates for any reason: (i) Operator shall immediately discontinue the sale, marketing, promotion, and solicitation of ESC Programming, and immediately cease to represent and/or imply to any person or entity that Operator is an authorized provider of ESC Programming; (ii) Operator shall immediately discontinue all use of the trademarks associated or included in any way whatsoever with the Programming, including, without limitation, DISH; (iii) Operator shall deliver to ESC, or destroy, at ESC's option, all tangible things of every kind (excluding DISH DBS Systems) in Operator's possession or control that bear any of the trademarks; (iv) Operator shall upon request by ESC, certify in writing to ESC that such delivery or destruction has taken place; and (v) Operator shall pay all sums due ESC under this MPSA or an Addendum within thirty (30) days of the date of termination.

     8. INDEMNIFICATION. Operator will indemnify and hold harmless ESC, its Affiliates, the officers, directors, shareholders, agents and employees of each of them, and the successors and assigns of all of those, from liability, damages, costs, claims, demands, actions, suits and losses, including attorneys' fees, arising directly or indirectly out of: (a) any breach by Operator of this MPSA or any Addendum, or of any representations, covenants or warranties made in this MPSA or any Addendum, (b) any claim by a Subscriber, Programmer, property owner, property manager or other third party in any way related to services provided by Operator including without limitation claims related to installation of equipment or cabling, or the quality or selection of Programming, (c) any act, error or omission of Operator in connection with the provision of ESC
Programming to Subscribers, (d) Operator's failure to comply with Legal Requirements, or (e) Operator's failure to make all payments or arrangements related directly or indirectly to the ESC Programming and Operator's use and delivery of it, including but not limited to matters involving libel, slander, invasion of privacy or the infringement of marks or common law or statutory copyright. ESC shall have the right to the exclusive conduct of all negotiations, litigation, settlements and other proceedings arising from any such claim and Operator shall, at its own cost and expense, render all assistance requested by ESC in connection with any such negotiation, litigation, settlement or other proceeding.

     9. CONFIDENTIALITY; PRESS RELEASES. Operator will not disclose (whether orally or in writing, by press release or otherwise) to any third party any information with respect to the provisions of this MPSA, any information contained in any data or report required or delivered hereunder, or any materials related thereto, except: (a) to its officers, directors, employees, auditors and attorneys who have a need to know such information (collectively, "Necessary Personnel"), in their capacity as such, but such Necessary Personnel must agree to abide by the provisions of this Section and Operator will be responsible for any breach of the provisions of this Section by such Necessary Personnel; (b) to the extent necessary to comply with Legal Requirements; (c) to comply with its obligations under this MPSA (including, without limitation, those obligations set forth in Section 6(m) above); or (d) as agreed by ESC in writing. This Section will survive, indefinitely, the expiration, termination or assignment of this MPSA.

     10. RELATIONSHIP OF THE PARTIES. This MPSA is a commercial contract between Operator and ESC and the relationship of the parties hereto is that of independent contractor. The

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provisions  of  this  Agreement  are  for  the  exclusive benefit of the parties hereto, ESC's Affiliates and their heirs, legal representatives, successors and permitted assigns, and nothing in this MPSA, express or implied, is intended, or shall be deemed or construed, to confer upon any third party (other than as expressly set forth for Affiliates of ESC) any rights, benefits, duties, obligations, remedies or interests of any nature or kind whatsoever under or by reason of this Agreement. Nothing in this MPSA will be deemed to make the Parties partners or joint venturers or in any way imply any duties by one Party to the other except as expressly provided in this MPSA and neither Party will by virtue of anything in this MPSA be liable for the obligations of the other Party whether hereunder or to any third party. This MPSA binds the Parties and their permitted successors and assigns. No Subscriber or other person will be entitled to rely on this MPSA.


     11. TRADEMARKS. Operator acknowledges that the names, marks, trademarks and logos of ESC, the DISH Network, EchoStar Communications Corporation and its Affiliates, the Programmers, the titles of programs contained in the ESC Programming, and any variations incorporating them ("Marks"), are the exclusive property of their respective owners, and Operator has no and will acquire no proprietary rights to the Marks by reason of this MPSA. Operator has and will have no rights to use the Marks except at the times and in a manner expressly communicated to Operator by ESC and the owner of a particular Mark. Operator will not publish or disseminate any material that violates this paragraph or any restrictions imposed by ESC, the owner of a particular Mark or a Programmer. Operator will keep copies of all original promotional and advertising materials relating to its marketing and distribution of the ESC Programming for at least 6 months after each piece's first distribution, and will promptly make them available to ESC upon request.

     12. ARBITRATION. (a) Except as set forth in Section 12(b), below, any and all disputes, controversies or claims between Operator and/or any of its Affiliates, on the one hand, and ESC and/or any of its Affiliates, on the other hand, arising out of or in connection with this MPSA, shall be resolved solely and exclusively by binding arbitration in accordance with both the substantive and procedural laws of Title 9 of the U.S. Code ("Federal Arbitration Act") and the Commercial Arbitration Rules of the American Arbitration Association. In the event of any conflict between the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, the Federal
Arbitration Act will control. The Arbitration must be initiated by written notice from the initiating party to the other party stating the initiating party's intent to initiate arbitration ("Notice of Arbitration"). The Arbitration shall be conducted in the City and County of Denver, Colorado by a panel of three arbitrators who shall be selected as follows: (i) one arbitrator shall be selected by the claimant(s) within 30 days of sending the Notice of Arbitration; (ii) one arbitrator shall be selected by the respondent(s) within 30 days of the claimant(s) notifying respondent of the identity of claimant's arbitrator; and (iii) the third arbitrator shall be selected by the arbitrators chosen by the claimant(s) and the respondent(s) within 30 days of their appointment. The decision of the arbitrators shall be final and binding on the parties and any award of the arbitrators may be entered and enforced as a final judgment in any state or Federal court of competent jurisdiction in the United States. The parties agree that, in no event, shall the arbitrators' decision include a recovery under any theory of liability, or award in any amount, not expressly allowed under this Agreement, any Promotional Program or applicable Business Rules. The cost of any arbitration hereunder, including without limitation the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved, shall be paid by the party(ies) determined by the arbitrators to not be the prevailing party(ies), or otherwise allocated in an equitable manner as determined by the arbitrators.
     (b) Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated solely and exclusively in the United States District Court for the District

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of  Colorado or in the appropriate state court of competent jurisdiction located in  Arapahoe County,  Colorado.


     13. CHOICE OF LAW; CONSENT TO JURISDICTION. The relationship between the parties and their present and future Affiliates, including without limitation all disputes, controversies or claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Colorado, applicable to contracts to be made and performed entirely within the State of Colorado by residents of the State of Colorado, without giving any effect to its conflict of law provisions. In the event a lawsuit is brought for injunctive relief pursuant to sections 12(b) above, such lawsuit shall be litigated solely and exclusively before the United States District Court for the District of Colorado. The parties and their present and future Affiliates consent to the in personam jurisdiction of the United States District Court for the District of Colorado and all Colorado State Courts for the purposes set forth in this Section 11 and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to Title 28 U.S.C. Sections 1404 or 1406 (or any successor statute). In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction over any such matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoe County, State of Colorado.

     14. ENTIRE AGREEMENT; MODIFICATION. This MPSA, together with all Addenda, exhibits and schedules thereto, constitute the entire agreement between the Parties, and supersedes all previous understandings, commitments or representations concerning the subject matter of this MPSA. All such previous understandings, commitments or representations concerning the subject matter of this MPSA are set forth herein. Each Party acknowledges that the other has not made any representations other than those contained in this MPSA. In the event that this MPSA is inconsistent with an Addendum(a), or other agreement subject to this MPSA, this MPSA shall control. Except as provided in this MPSA, this MPSA may not be amended or modified, and none of its provisions may be waived, except by a writing signed by an authorized officer of the Party against whom the amendment, modification or waiver is sought to be enforced. If any portion of this MPSA is held to be unenforceable, then the remainder of the MPSA will survive and will be construed as well as possible to reflect the intent of the Parties.

     15. FORCE MAJEURE. ESC shall be excused from performance, and shall not have any liability to Operator or any other person or entity, with respect to any failure of ESC to perform its obligations under the provisions of this MPSA if such failure is due to a Force Majeure event.

     16. DISCLAIMER OF WARRANTIES. OPERATOR UNDERSTANDS AND AGREES THAT, EXCEPT AS SPECIFICALLY STATED IN THIS MPSA, ESC WILL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY SYSTEM, INCLUDING THE EQUIPMENT COMPONENTS CONTAINED THEREIN OR ANY EQUIPMENT PROVIDED BY ESC. ESC HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, IN CONNECTION WITH ANY SYSTEM, INCLUDING THE EQUIPMENT COMPONENTS CONTAINED THEREIN AND ANY EQUIPMENT PROVIDED BY ESC, AND THE INSTALLATION AND FUNCTIONING OF SUCH SYSTEM, INCLUDING, WITHOUT LIMITATION, (1) ANY WARRANTIES UNDER THE UNIFORM COMMERCIAL CODE, (2) ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, TITLE, OR NON- INFRINGEMENT, AND (3) ANY WARRANTIES OTHERWISE IMPLIED AT LAW OR IN EQUITY.




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      17.  INSURANCE

     Operator  shall,  at  its  sole  cost  and  expense,  procure  and maintain throughout  the  Term  of  this  MPSA  the  following  insurance  coverages:
     (a) Workers' Compensation or similar employee benefit act coverage with statutory limits as prescribed by the laws of any state in which Operator conducts business operations in connection with this MPSA and Employers' Liability coverage with limits and a deductible that are reasonable and adequate for businesses involved in the sale, installation, service and repair of consumer electronics
..
     (b) Commercial General Liability coverage including, without limitation, coverage for Premises/Operations, Product/Completed Operations, Blanket Contractual Liability, Independent Contractors, Broad Form Property Damage, and Personal/Advertising Injury with limits and a deductible that are reasonable and adequate for businesses involved in the sale, installation, service and repair of consumer electronics.
     (c) Commercial Automobile Liability coverage which includes coverage for all owned, hired, and non-owned vehicles with limits and a deductible that are reasonable and adequate for businesses involved in the sale, installation, service and repair of consumer electronics.

     All such policies and coverages shall be primary and non-contributory, issued by insurers, licensed to do business in any state in which Operator conducts business operations in connection with this MPSA, and endorsed to provide EchoStar at least 30-days prior notification of cancellation or material change in coverage.

     18. NON-EXCLUSIVITY. Operator acknowledges that: (i) nothing in this MPSA is intended to, nor shall it be construed as conferring any exclusive territory or any other exclusive rights to Operator; (ii) ESc and its Affiliates make absolutely no promises, representations or warranties as to the amount of business or revenue that Operator may expect to derive from participation in this MPSA; (iii) Operator may not realize any business or revenue as result of its participation in this MPSA; (iv) nothing contained herein shall be construed as a guarantee of any minimum amount of Payments, income, incentives, revenue or other economic benefit in any form whatsoever; (v) ESC currently offers, and at any time in the future may offer in its sole discretion for any reason, others the opportunity to enter into the same or similar MPSA in the same geographic area in which Operator is located and elsewhere; (vi) Echosphere Corporation and all other Affiliates of ESC shall have the right to distribute products and solicit orders for ESC Programming throughout the Territory, and in competition with Operator, without any obligation or liability to Operator whatsoever, and without providing Operator with any notice thereof; (vii) ESC and its Affiliates shall be entitled, among other things, to: (a) solicit orders for ESC Programming, (b) sell, lease and otherwise transfer possession of DISH DBS Systems and Promotional Certificates, and (c) perform installation and maintenance services (directly and through subcontractors) for DISH DBS Systems and related accessories, in each case throughout the Territory and in competition with Operator, without any obligation or liability to Operator whatsoever, and without providing Operator with any notice thereof; and (viii) ESC shall be free to cease or suspend provision of the ESC Programming services, and shall incur no liability to Operator by virtue of any such cessation or suspension.


     19. LIMITATION ON DAMAGES. In no event will ESC be liable to Operator, or any person claiming through Operator, for any loss of profits, loss of business, indirect, consequential, punitive, exemplary, special, incidental or other similar damages, whether foreseeable or not, including without limitation any payment for lost business, future profits, loss of goodwill, reimbursement for expenditures or investments made or commitments entered into, creation of clientele, advertising costs, termination of employees or employees salaries, overhead, equipment

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or  facilities  incurred  or  acquired  based  upon  the  business  derived  or anticipated under this agreement. In addition, ESC shall have no liability to Operator for any act or omission of any Programmer or third party provider of services in connection with ESC's delivery of Programming.

     20. Modifications. Operator acknowledges that ESC competes in the multi-channel video distribution market, which is highly competitive, fluid and volatile and that ESC must make changes to its marketing, promotion and sales of products from time to time to stay competitive. Therefore, Operator agrees that ESC may, at any time and for any reason in its sole discretion, change or modify ESC Programming and Business Rules upon notice to Operator, without the need for any further consent, written or otherwise, from Operator. Except for such changes, any modification to this Agreement must be in writing and signed by both parties.


     21. NO IMPLIED WAIVER. Except as expressly provided in this MPSA, no failure or delay by either Party to exercise any right, power or privilege under this MPSA will operate as a waiver; nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies granted in this MPSA will be in addition to other rights and remedies to which the Parties may be entitled at law or in equity.

     22. SUCCESSOR INTERESTS; ASSIGNMENT. This MPSA is binding upon the heirs, legal representatives, successors and permitted assigns of ESC and Operator. Operator shall not assign this MPSA without the prior written consent of ESC. Because this MPSA is made by ESC in reliance on the financial, business and personal reputation of Operator and its ownership and management, any merger, reorganization or consolidation of Operator shall be deemed an assignment and if any person not a substantial stockholder of Operator (someone with less than a 25% interest) as of the Effective Date of this MPSA becomes a substantial stockholder of Operator (equal to, or greater than a 25% interest), that shall be considered an assignment requiring ESC's consent hereunder. Any assignment in contravention of this Section shall be deemed void and be of no effect.

     23. SURVIVAL. The following provisions shall expressly survive the expiration or termination of this agreement: 7, 8, 9, 10, 11, 12, 13, 16, and
19. All other provisions of this MPSA that by their nature contemplate obligations that would reasonably be expected to continue beyond the end of the Term to give effect to the intent of the Parties will survive the expiration or termination of this MPSA.

     24. CONSTRUCTION. Each of the Parties acknowledges that this MPSA has been fully negotiated by the Parties with assistance of counsel and, therefore, no provision of this MPSA will be construed or interpreted against any Party because such Party or its legal representatives drafted such provision.

     25. HEADINGS. This MPSA's section headings are for convenience only, are not to be deemed part of its substantive provisions, and are not to be considered in its construction or interpretation.

     26. COUNTERPARTS. This MPSA may be executed in multiple counterparts, each of which will be deemed an original. All such counterparts together will constitute one instrument.

     27. TERM. This MPSA shall remain in effect for the duration of any Addendum(a) entered into between ESC and Operator. The term of any Addendum(a) shall be set forth in such Addendum(a). Until such time as an Addendum is entered into between ESC and Operator, this MPSA shall have no force or effect.



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